Exhibit 99.1

SUNEDISON SEMICONDUCTOR REPORTS THIRD QUARTER 2015 RESULTS

St. Peters, Missouri, November 9, 2015 -- SunEdison Semiconductor Limited (NASDAQ OMX: SEMI) ("SunEdison Semiconductor" or the “Company”) today reported financial results for the third quarter ended September 30, 2015.

Summary:

•	Gross margin percentage remained flat sequentially despite lower revenue

•	Cash position grew $12.2 million sequentially

•	Silicon-on-insulator (SOI) revenue grew for the 4th consecutive quarter

Results Review
Net sales for the 2015 third quarter were $189.0 million, down 8.9% sequentially compared to $207.4 million in the 2015 second quarter and down 11.4% compared to the prior year period. The sequential decline was primarily a result of lower volumes. SOI demand remained robust, and sales grew for the fourth consecutive quarter. Net sales declined year-over-year primarily due to lower prices and, to a lesser extent, lower volume.
Gross profit for the 2015 third quarter declined 9.4% to $21.3 million, compared to $23.5 million for the 2015 second quarter. Third quarter 2015 gross profit included a $2.0 million non-cash pension settlement charge. Gross margin of 11.3% was flat despite the sequential revenue decline and the pension charge.
"Our gross margin held up well and we grew our Adjusted EBITDA margin and cash position despite lower sequential revenue," said Shaker Sadasivam, SunEdison Semiconductor's President and Chief Executive Officer. "Most third party forecasts conclude the semiconductor wafer market will be flat this year, with growth next year. We believe we are well positioned from a technology, customer, and product perspective to support this growth. We remain committed to delivering superior products, service and support to our customers, and to generating improved returns for our shareholders in coming quarters."
Third quarter 2015 operating loss was $68.8 million, compared to an operating loss of $5.0 million in the 2015 second quarter. Third quarter 2015 included non-cash charges of $56.7 million related to asset impairments from the closure of our facility in Ipoh, Malaysia, $3.9 million in other restructuring activities and $4.8 million related to a non-cash pension settlement charge.
Third quarter 2015 operating cash flow was $8.4 million compared to $13.5 million in the prior quarter. The decrease was primarily influenced by changes in working capital. Third quarter 2015 cash flows from investing activities of $5.1 million included $29.9 million of capital spending and a $35.0 million deposit on a pending non-core investment asset sale. The Company ended the 2015 third quarter with cash and cash equivalents of $90.8 million, up $12.2 million compared to the prior quarter.
Third quarter 2015 Adjusted EBITDA was $24.1 million, essentially flat compared to the prior quarter. Third quarter 2015 Adjusted EBITDA margin was 12.8% of net sales, up compared to 11.7% in the prior quarter. Third quarter 2015 and second quarter 2015 Adjusted EBITDA included a foreign exchange loss of $1.7 million and $1.2 million, respectively, associated with the re-measurement of intra-company balances and derivative foreign currency forward contracts. Third quarter 2015 Adjusted EBITDA also excluded $4.8 million in non-cash pension settlement charges. Please see the reconciliation and a description of Adjusted EBITDA in the attached financial tables.

SunEdison Semiconductor
501 Pearl Drive
St. Peters, MO 63376
+1 636 474 5000
www.sunedisonsemi.com

Forward Looking Statements
Certain matters discussed in this news release are forward-looking statements, including that we believe we are well positioned from a technology, customer and product perspective to contribute to semiconductor market growth in 2016. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include market demand for semiconductors and silicon wafers, changes in the pricing environment for silicon wafers, utilization of our manufacturing capacity and any charges we might incur to reduce manufacturing capacity or headcount; general economic conditions, including the ability of our customers to pay their debts as they become due; inventory levels of our customers; supply chain difficulties or problems; interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management’s financial estimates; delays in capacity expansion; customer acceptance of our new products; actions by competitors, customers and suppliers; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in the composition of worldwide taxable income; the impact of competitive products and technologies; changes in interest and currency exchange rates and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Conference Call
SunEdison Semiconductor will host a conference call tomorrow, November 10, 2015, at 9:00 a.m. ET to discuss the Company’s third quarter 2015 results. A live webcast will be available on the Company’s web site at www.sunedisonsemi.com. Interested investors should go to the Company's web site at least fifteen minutes prior to the call to register and download any necessary audio software.
A replay of the conference call will be available from 10:30 a.m. ET on November 10, 2015, until 11:59 p.m. ET on November 24, 2015. To access the replay, please dial (320) 365-3844 at any time during that period, using passcode 370030. A replay will also be available on the Company’s web site at www.sunedisonsemi.com.

About SunEdison Semiconductor
SunEdison Semiconductor is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, SunEdison Semiconductor has been a pioneer in the design and development of silicon wafer technologies. With R&D and manufacturing facilities in the U.S., Europe, and Asia, SunEdison Semiconductor enables the next generation of high performance semiconductor devices. SunEdison Semiconductor’s common stock is listed on the NASDAQ OMX Global Select Market under the symbol "SEMI."

Investor & Media Contact
Chris Chaney
Director, Investor Relations & Corporate Communications
SunEdison Semiconductor Limited
cchaney@sunedisonsemi.com
+1 636 474 5226

-tables to follow-

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net sales to non-affiliates	$189.0	$207.0	$212.4	$595.0	$632.8
Net sales to affiliates	—	0.4	0.8	0.8	1.4
Cost of goods sold	167.7	183.9	186.4	533.8	578.7
Gross profit	21.3	23.5	26.8	62.0	55.5
Operating expenses (income):
Marketing and administration	21.1	21.4	22.3	63.0	63.7
Research and development	8.4	7.3	8.1	23.8	26.4
Restructuring charges (reversals)	3.9	(1.4)	0.9	3.7	(14.5)
Long-lived asset impairment charges	56.7	1.2	58.0	58.0	58.0
Operating loss	(68.8)	(5.0)	(62.5)	(86.5)	(78.1)
Non-operating expenses (income):
Interest expense	3.6	3.6	3.8	10.7	5.5
Interest income	(0.1)	(0.1)	(0.2)	(0.3)	(0.4)
Interest, net - affiliates	—	—	—	—	(0.1)
Other, net	0.3	1.2	2.7	(8.9)	(0.6)
Total non-operating expense	3.8	4.7	6.3	1.5	4.4
Loss before income tax expense (benefit)	(72.6)	(9.7)	(68.8)	(88.0)	(82.5)
Income tax expense (benefit)	7.8	5.1	10.4	16.2	(2.3)
Loss before equity in loss of equity method investments	(80.4)	(14.8)	(79.2)	(104.2)	(80.2)
Equity in loss of equity method investments, net of tax	(0.4)	(0.7)	(0.2)	(1.4)	(0.3)
Net loss	(80.8)	(15.5)	(79.4)	(105.6)	(80.5)
Net loss attributable to noncontrolling interests	—	—	—	—	0.8
Net loss attributable to SunEdison Semiconductor Limited shareholders	$(80.8)	$(15.5)	$(79.4)	$(105.6)	$(79.7)
Basic loss per share	$(1.93)	$(0.37)	$(1.91)	$(2.53)	$(1.92)
Diluted loss per share	$(1.93)	$(0.37)	$(1.91)	$(2.53)	$(1.92)
Weighted-average shares used in computing basic loss per share	41.9	41.6	41.5	41.7	41.5
Weighted-average shares used in computing diluted loss per share	41.9	41.6	41.5	41.7	41.5

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$90.8	$88.2
Accounts receivable, affiliate	—	4.3
Accounts receivable, net	100.6	98.6
Inventories	103.1	122.1
Deferred tax asset	27.3	27.3
Prepaid and other current assets	31.2	28.3
Total current assets	353.0	368.8
Property, plant, and equipment, net	537.7	598.8
Investments	118.7	130.3
Other assets	73.1	86.3
Total assets	$1,082.5	$1,184.2

Liabilities and Shareholders' Equity
Current liabilities:
Current portion, long-term debt	$2.1	$2.1
Short-term borrowings	6.7	—
Accounts payable, affiliate	—	9.4
Accounts payable	104.8	94.6
Deposit for investment distribution	35.0	—
Accrued liabilities	49.7	57.6
Accrued wages and salaries	30.7	23.6
Restructuring liabilities	8.4	14.0
Total current liabilities	237.4	201.3
Long-term debt, less current portion	203.7	205.0
Pension and post-employment liabilities	52.3	54.7
Restructuring liabilities	3.6	3.9
Other liabilities	23.2	27.8
Total liabilities	520.2	492.7

Shareholders' equity:
Ordinary shares	953.2	943.1
Accumulated deficit	(184.3)	(78.7)
Accumulated other comprehensive loss	(207.8)	(174.1)
Total SunEdison Semiconductor Limited shareholders' equity	561.1	690.3
Noncontrolling interests	1.2	1.2
Total shareholders' equity	562.3	691.5
Total liabilities and shareholders' equity	$1,082.5	$1,184.2

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net loss	$(80.8)	$(15.5)	$(79.4)	$(105.6)	$(80.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24.4	27.8	29.3	81.9	87.4
Long lived asset impairment charges	56.7	1.2	58.0	58.0	58.0
Stock-based compensation	4.1	3.4	3.3	11.1	7.3
Provision (benefit) for deferred taxes	1.1	0.5	(0.6)	5.1	(31.9)
Other	(1.2)	0.7	(2.1)	(0.7)	(2.5)
Changes in assets and liabilities:
Accounts receivable	17.9	(5.7)	1.4	8.3	(6.7)
Inventories	0.3	9.1	(10.3)	15.1	(7.5)
Accounts receivable, affiliate	—	(2.9)	14.2	(8.0)	(6.1)
Accounts payable, affiliate	—	(1.0)	(2.2)	12.4	(52.9)
Prepaid and other current assets	(1.9)	(1.0)	0.1	(3.3)	(5.6)
Accounts payable and accrued liabilities	(20.2)	7.0	6.9	(5.4)	12.4
Income taxes payable	3.0	(2.7)	7.9	3.4	9.6
Pension and post-employment liabilities	3.9	(0.4)	(1.9)	3.4	(4.2)
Restructuring liabilities	1.4	(5.7)	(1.9)	(4.9)	(21.9)
Other	(0.3)	(1.3)	(1.0)	(14.3)	(14.1)
Net cash provided by (used in) operating activities	8.4	13.5	21.7	56.5	(59.2)
Cash flows from investing activities:
Capital expenditures	(29.9)	(24.1)	(29.4)	(82.8)	(71.3)
Notes receivable from affiliates	—	—	—	—	3.0
Disbursements made for notes receivable	—	—	—	(9.1)	—
Proceeds from deposit for investment distribution	35.0	—	—	35.0	—
Other	—	—	(2.9)	—	(2.9)
Net cash provided by (used in) investing activities	5.1	(24.1)	(32.3)	(56.9)	(71.2)
Cash flows from financing activities:
Principal payments on long-term debt	(0.6)	(0.5)	(0.5)	(1.6)	(11.1)
Proceeds from long-term debt	—	—	—	—	210.0
Change in ordinary shares	(0.1)	(0.9)	—	(1.0)	—
Net principal payments on short-term borrowings	(0.6)	—	—	(0.6)	—
Proceeds from short-term borrowings	—	—	—	7.6	—
Deferred financing costs and original issuance discount	—	—	—	—	(11.9)
Net Parent investment	—	—	—	—	(179.4)
Proceeds from issuance of ordinary shares	—	—	—	—	186.3
Other	—	(0.1)	—	—	—
Net cash (used in) provided by financing activities	(1.3)	(1.5)	(0.5)	4.4	193.9
Effect of exchange rate changes on cash and cash equivalents	—	0.1	(1.2)	(1.4)	(1.2)
Net increase (decrease) in cash and cash equivalents	12.2	(12.0)	(12.3)	2.6	62.3
Cash and cash equivalents at beginning of period	78.6	90.6	115.4	88.2	40.8
Cash and cash equivalents at end of period	$90.8	$78.6	$103.1	$90.8	$103.1

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(In millions)

ADJUSTED EBITDA CALCULATION [*]

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net loss attributable to SunEdison Semiconductor Limited shareholders	$(80.8)	$(15.5)	$(79.4)	$(105.6)	$(79.7)
Interest, net	3.5	3.5	3.6	10.4	5.0
Income tax expense (benefit)	7.8	5.1	10.4	16.2	(2.3)
Depreciation and amortization	23.7	27.2	28.7	79.9	86.8
Restructuring charges (reversals) and other non-recurring items (1)	3.9	(1.4)	1.2	3.7	(14.2)
Long-lived asset impairment charges	56.7	1.2	58.0	58.0	58.0
Stock compensation expense	4.1	3.4	3.3	11.1	7.3
Pension settlement charge (2)	4.8	—	—	4.8	—
Equity in loss of equity method investments	0.4	0.7	0.2	1.4	0.3
Adjusted EBITDA [*]	$24.1	$24.2	$26.0	$79.9	$61.2
(1) For the three and nine months ended September 30, 2014, we recognized approximately $0.3 million of securities transaction tax related to the acquisition of approximately 35% interest in SMP, Ltd. This is a non-recurring expense that is excluded from Adjusted EBITDA as we do not consider this to be useful in assessing our on-going operating performance.
(2) For the three and nine months ended September 30, 2015, we recognized approximately $4.8 million in interim lump-sum pension settlement charges related to our U.S. pension plan. Pension lump-sum settlement charges is a non-cash expense that is excluded from Adjusted EBITDA as we do not consider this to be useful in assessing our on-going operating performance.
[*] Adjusted EBITDA is a non-GAAP financial measure. This measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We define Adjusted EBITDA as earnings before net interest expense; income tax expense (benefit); depreciation and amortization; restructuring charges (reversals); non-recurring items; loss on sale of property, plant, and equipment; long-lived asset impairment charges; stock compensation expense; pension settlement charges; and equity in loss of equity method investments. All of the omitted items are either (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because it omits non-cash items, we feel that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization, and other non-cash charges and more reflective of other factors that affect our operating performance. Because it omits the other items, we believe Adjusted EBITDA is also more reflective of our on-going operating performance. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because:

•	securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and

•	it is used by our management for internal planning purposes, including aspects of our operating budget and capital expenditures.
Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments,

•	it does not reflect changes in, or cash requirements for, working capital,

•	it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt,

•	it does not reflect payments made or future requirements for income taxes,

•
it adjusts for restructuring charges (reversals), non-recurring items, loss on sale of property, plant, and equipment, long-lived asset impairments, and pension settlement charges which are factors that we do not consider indicative of future performance,

•	it adjusts for non-cash stock compensation expense and equity in loss of equity method investments to more clearly reflect comparable period-over-period cash operating performance,

•
although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of Adjusted EBITDA, and

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect cash requirements for such replacements.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.